SYNCOR INTERNATIONAL CORPORATION
20001 Prairie Street
Chatsworth, California 91311


THIS PROXY IS SOLICITED BY THE      The undersigned hereby appoints Monty Fu
BOARD OF DIRECTORS FOR THE          and Gene R. McGrevin, and each of them,
ANNUAL MEETING OF STOCKHOLDERS      proxies for the undersigned to vote all the
ON JUNE 26, 1996.                   stock of Syncor International Corporation
                                    owned by the undersigned at the Annual
The Meeting will be held at the     Meeting of its Stockholders to be held on
Warner Center Marriott Hotel,       June 26, 1996, and at any adjournment(s)
21850 Oxnard Street, Woodland       thereof, for the election of two of the
Hills, California 91367, and        eight Directors, and any other matters
will begin at 1:00 p.m. local       which may properly come before the meeting,
time.                               as indicated on this card and as set forth
                                    in the Proxy Statement, subject to any
                                    directions indicated on this card.


                                    IF NO DIRECTIONS ARE GIVEN, THE PROXIES
                                    _______________________________________
                                    INTEND TO VOTE THE SHARES REPRESENTED BY
                                    ________________________________________
                                    THIS PROXY AS RECOMMENDED BY THE DIRECTORS
                                    __________________________________________
                                    ON THE MATTERS DESCRIBED ON THE REVERSE SIDE
                                    ____________________________________________


                                    THIS PROXY REVOKES ALL PROXIES PREVIOUSLY
                                    _________________________________________
                                    GRANTED BY THE UNDERSIGNED FOR ANY PURPOSE.
                                    ___________________________________________

                                    If you do not sign and return a Proxy, or attend the Meeting, your shares cannot be voted.

                                    (Please date and sign on reverse side.)



                               [FRONT]

SYNCOR INTERNATIONAL CORPORATION'S Directors recommend a vote "FOR" the nominees, and SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED. The Board of Directors knows of no other proposed matters to be brought before the meeting.


1.  ELECTION OF DIRECTORS /___/FOR both nominees  /___/WITHHOLD AUTHORITY
                                 listed below            to vote for both
                                 (except as              nominees listed
                                 marked to the           below
                                 contrary below)


      Monty Fu and Henry N. Wagner, Jr., M.D. for the three year term expiring in 1999.


      (INSTRUCTION: To withhold authority to vote for either individual nominee listed above, write that nominee's name in the space provided below.)

      _______________________________________________________________________


2. If any other matters are properly brought before the Meeting, or any adjournment(s) thereof, the persons named on the reverse side as Proxies or their substitutes are authorized to vote in accordance with their best judgment.

      SIGN HERE AS NAME(S) APPEAR IN PRINT



      X______________________________________  DATE:__________________, 1996



      X______________________________________  DATE:__________________, 1996


      Please sign and date this Proxy and return it promptly. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. Joint owners should both sign.


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